Exhibit 3.1


                    RESTATED ARTICLES OF INCORPORATION
                                    OF
                       CARRINGTON LABORATORIES, INC.

       1. Pursuant to the provisions of article 4.0 of the Texas Business Corporation act, CARRINGTON LABORATORIES, INC. corporation
  (hereinafter called the "corporation"), hereby adopts Restated Articles of Incorporation which accurately copy the corporation's
  Articles of Incorporation and all amendments thereto that are in effect to date, and such Restated Articles of Incorporation contain no change in any provision thereof.

       2. The corporation's Restated Articles of Incorporation were adopted by resolution of the corporation's Board of Directors on September 14, 1988.

       3. The corporation's Articles of Incorporation and all amendments and supplements thereto (excluding the Statement of Resolution Establishing series A cumulative Convertible Preferred stock of the corporation, filed in the office of the Secretary of State of Texas on Nay 18, 1987) are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:


                                ARTICLE ONE
                                -----------

       The name of the corporation is CARRINGTON LABORATORIES, INC.


                                ARTICLE TWO
                                -----------

       The period of its duration is perpetual.


                               ARTICLE THREE
                               -------------

       The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                               ARTICLE FOUR
                               ------------

        1.General.

          (a) Authorized Capital. the aggregate number of shares which the corporation shall have authority to issue is Thirty-one Million (31,000,000), consisting of Thirty Million (30,000,000) shares of the par value of One Cent ($0.01) each, to be designated "Common Stock," and One Million (1,000,000) shares of the par value of One Hundred Dollars ($100.00) each, to be designated "Preferred Stock" which may be divided into and issued in series.


          (b) Issuance. Subject to the provisions of law and of these Articles of Incorporation, the corporation may issue shares of any class or series from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the corporation. Shares so issued for which the consideration has been paid or delivered to the corporation shall be deemed fully paid shares and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

        2.Common stock.

          (a) General.   Subject  to the  provisions of  law and  of  any
              series of Preferred stock, dividends may be paid on the outstanding shares of Common Stock at such times and in such amounts as the Board of Directors shall determine. Each share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

          (b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after payment or provision for payment of debts and amounts due under the provisions of this Article Four to the holders of Preferred stock, the holders of the Common Stock shall be entitled to share pro rata in the distribution of the remaining assets of the corporation.

        3.Preferred Stock.

          (a) General. Shares of preferred Stock may be issued from time to time in one or more series, and the shares of each series shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided. The holders of Preferred Stock shall not be entitled by virtue of being such holders to receive any dividends or to participate in any distribution of assets of the corporation upon any liquidation, dissolution or winding up of the corporation beyond the dividend and liquidation preferences with respect to such shares expressly provided for herein or in the resolution or resolutions adopted by the board of Directors providing for the issuance thereof. unless otherwise provided by any resolution or resolutions adopted by the Board of Directors providing for the issuance of Preferred stock, dividends on Preferred Stock shall be cumulative from the date of issue and shall not bear interest.

          (b) Authority  of  Directors  to  Issue  Series.  Authority  is
              hereby expressly granted to the Board of Directors to authorize the issuance of Preferred Stock from tine to time in one or more Series, and, with respect to each series of Preferred Stock, to fix and determine by the resolution or resolutions from time to time adopted providing for the issuance thereof the number of shares to constitute the series and the designation thereof and any one or more of the following rights and preferences: (A) the rate of dividend payable with respect to such shares and the dates, terms and other conditions on which such dividends shall be payable, (B) the nature of the dividend payable with respect to such shares as cumulative, noncumulative or partially cumulative, (C) the price at and the terms and conditions on which such shares may be redeemed, (D) the amount payable on such shares in the event of involuntary liquidation, (E) the amount payable on such shares in the event of voluntary liquidation, (F) sinking fund provisions (if any) for the redemption or purchase of such shares, (G) the securities into which and the terms and conditions on which such shares may be converted, if such shares are issued with the privilege of conversion, (H) voting rights (including the number of votes per share, the matters on which the shares can vote and any contingency which makes the voting rights effective), and (I) subject to the provisions of law, the repurchase obligations of the corporation with respect to such shares. The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all. of the foregoing respects. The Board of Directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The Board of Directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series, and the shares so subtracted shall be authorized and unissued shares of preferred stock.

                               ARTICLE FIVE
                               ------------

  The corporation will. not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00 consisting of money, labor done, or property actually received.


                                ARTICLE SIX
                                -----------

  No shareholder or other person shall have any pre-emptive rights whatsoever.


                               ARTICLE SEVEN
                               -------------

  Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.


                               ARTICLE EIGHT
                               -------------

  The shareholders of the corporation hereby delegate to the Board of Directors power to adopt. alter, amend, or repeal the By-Laws of the corporation; such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.



                               ARTICLE NINE
                               ------------

  If the By_Laws so provide, the Board of Directors may designate two or more of their number to constitute an Executive Committee, which committee shall for the time being, as provided in the By-Laws of this corporation, have and exercise any or all of the powers of the board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal. of this corporation to be affixed to all papers which may require it.

                                ARTICLE TEN
                                -----------

  No contract or other transaction between the corporation and any other firm or corporation shall be affected or invalidated by the fact that any one or more of the Directors or officers of the corporation is or are interested in or is a member. Director, officer, or officers of such other firm or corporation or, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the corporation or in which the corporation is interested; and no contract, act or transaction of the corporation with any person, firm, corporation or association shall be affected or invalidated by the fact that any Director or Directors or officer or officers of the corporation is a patty or are parties to or interested in such contract, act or transaction, or in any way connected with such person, firm, corporation or association, and each and every person who nay become a Director or officer of the corporation is hereby relieved, as far as is legally permissible, from, any disability which might otherwise prevent him, or any firm, corporation or association in which he may in any way be interested, from so acting.


                              ARTICLE ELEVEN
                              --------------

  The post office address of the corporation's present registered office is 1300 East Rochelle Blvd., Irving, Texas 75062, and the name of its present registered agent at such address is Clinton B. Howard.

                               ARTICLE TWELVE
                               --------------

  The number of Directors constituting the present Board of Directors is six, and the names and addresses of the persons who are to serve as Directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:


                  Name                      Address
                  ----                      -------



       Thomas J. Marquez              1300 East Rochelle Blvd.
                                      Irving, TX 75062

       Clinton H. Howard              1300 East Rochelle Blvd.
                                      Irving, TX 75062

       Herbert H. McDade, Jr.         50 Main St., Suite 1000
                                      White Plains, NY 10606

       Dale S. Vranes                 750 N. St. Paul, Suite 1640
                                      Dallas, TX 75201

       Hubert C. Peltier. M.D.        9 Rum, Row
                                      Salem, SC 29676

       Bill H. McAnalley, Ph.D.       1300 East Rochelle Blvd.
                                      Irving, TX 75062



                             ARTICLE THIRTEEN
                             ----------------

  The names and addresses of the incorporators are:

                             Dan N. Cain
                             2605 Republic National Bank Tower
                             Dallas, Texas 75201

                             Mark Davenport
                             2605 Republic National Bank Tower
                             Dallas, Texas 75201

                             Marsha Eubank
                             2605 Republic National Bank Tower
                             Dallas, Texas 75201

                             ARTICLE FOURTEEN
                             ----------------

  Subject to the limitations provided by applicable law, the corporation shall have, in addition to all rights and powers provided by applicable law, the right and power to purchase, directly or indirectly, shares of its own capital stock to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.


                             ARTICLE FIFTEEN
                             ---------------

  To the fullest extent permitted by applicable law, no Director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any act or omission in such Director's capacity as a Director, except that this Article does not eliminate or limit the liability of a Director for (i) a breach of such Director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such Director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statutes or (v) an act related to an unlawful stock repurchase or payment of a dividend.


  IN WITNESS WREREOF, the corporation has executed these Restated Articles of incorporation on September 14, 1988.

                                    CARRINGTON LABORATORIES, INC.


                                    By  /s/ Clinton H. Howard
                                        ----------------------
                                        Clinton H. Howard, President